Exhibit 99.1


BUSINESS TO BE ACQUIRED BY ASBURY AUTOMOTIVE GROUP, INC.
(BOB BAKER AUTO GROUP)
SELECTED DATA
(dollars in thousands)
(unaudited)

                                          Twelve months ended
                                             May 31, 2002
                                           --------------
RETAIL UNITS:
   New                                             11,750
   Used                                             5,850
                                           --------------
                                                   17,600
                                           --------------

REVENUE:
(by franchise)
   Ford                                          $125,700
   Chrysler/VW                                     43,000
   Chevy/Subaru                                    38,300
   Lexus                                           40,250
   Jeep/Mitsubishi/Subaru                          66,250
   Toyota                                         131,500
                                           --------------
                                                 $445,000
                                           --------------

REVENUE:
(by product)
   New                                           $260,800
   Used                                           108,700
   F&I                                             15,000
   Parts & Service                                 60,500
                                           --------------
                                                 $445,000
                                           --------------

Pro-forma EBITDA Margin (a)                          3.6%



(a) For purposes of this transaction, pro-forma EBITDA is defined as net income plus depreciation and amortization, non-floor plan interest expense, income tax expense, gain (loss) on the sale of assets and other pro-forma adjustments to income as a result of this transaction.
      EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow from operating activities (as measured by GAAP), and is presented solely as a supplemental measure. This EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as above.